FOR IMMEDIATE RELEASE

Intersections Inc. Board Names Johan Roets as Next CEO

CHANTILLY, VA – January 10, 2017 – Intersections Inc. (NASDAQ: INTX), a leading provider of identity risk management and privacy protection services for consumers, announced today that its Board of Directors has appointed Johan Roets as Chief Executive Officer effective January 10, 2017. Michael Stanfield will assume the role of Chairman and Founder and will continue to serve as the Chairman of the Board.

"This is a perfect time for Johan Roets to become Intersections' Chief Executive Officer.   We've selected a very strong leader to execute our strategy in the identity and privacy protection marketplace," said Michael Stanfield. "With the well-documented influx of large data breaches and cybersecurity hacks, protecting the personal information of consumers from misuse has never been more important.  In his role as President of our Identity Guard business and COO of Intersections, Johan has proven his unique ability to translate vision and strategy into outstanding execution to drive results.  Since joining the Company over two years ago, Johan has focused on all aspects of our business by executing our transformation strategy of stabilizing our client base, reducing our cost base, and reinvesting in our new product development and business development initiatives."

Roets joined Intersections in September 2014, as Chief Operating Officer and quickly added President, Identity Guard to his role.  Roets was elected as a member of the Intersections Board of Directors in May 2015.  His leadership has been instrumental in executing the transformation of Intersections from a business with a highly concentrated customer base that was shrinking due to regulatory challenges, to a better positioned, highly innovative company with a more diverse customer base and product portfolio which leverage Intersections' core data analytics and recurring revenue model competencies.  His leadership was critical to our achievement of a cost base reduction in excess of $19 million over the last two years, and the reinvestment in new business development capabilities and new product initiatives.  Roets personally led the development and launch of our latest innovative product release, Privacy Now(TM) with Watson, a ground-breaking partnership with IBM representing the first time that advanced artificial intelligence has been applied to identity theft and privacy protection.

"I joined Intersections over two years ago because I wanted to help fight for the consumer data privacy cause, one which Michael Stanfield and Intersections have led for more than 20 years.  The proliferation of consumers' online presence and the explosion of data breaches have created a perfect storm that threatens both the personal and financial well-being of families today.  We can help families in this battle to regain their online privacy," said Johan Roets.  "Since he founded the Company in 1996, Michael's vision, creativity and leadership have enabled Intersections to protect more than 47 million U.S. consumers, employers and breach victims.  I am incredibly energized to lead Intersections at a time when families' needs for personalized help, advice and tools have never been greater."

Intersections also announced that Michael Stanfield, currently CEO and Chairman of the Intersections Board of Directors, will remain on the board and assume the role of Chairman and Founder.  He will devote his time to supporting Roets and engaging with the board and management on strategies that drive increased shareholder value through the Company's now-singular focus on the field of personal information security and online data privacy.  Stanfield has served as Chairman and CEO since he co-founded Intersections' predecessor in May 1996. Stanfield drove Intersections development of products that formed the basis for today's identity monitoring and privacy protection services and oversaw rapid growth in revenue and profits as these products were introduced into the market.  Under Stanfield's leadership, the Company went public in 2004.

"Johan is clearly the leader for Intersections' future, and he has the unanimous support of the Board of Directors," said Tom Kempner, Chairman of the Executive Committee of the Intersections Board of Directors as well as the Chairman and CEO of Loeb Holding Corporation, the Company's largest shareholder.  "The board fully supported Michael Stanfield's hiring of Johan as COO and has been impressed with his rapid growth and ability to execute as additional responsibilities were transitioned to him over the last two years.  With Michael taking the role of Chairman and Founder, Johan taking the role as CEO, and with the strength of the rest of the management team, the board is very confident Intersections has the leadership for its next stage of growth."

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Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of shutting down our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional impairment costs or charges on goodwill and/or assets; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections Inc.:
Intersections Inc. (NASDAQ: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its IDENTITY GUARD(R) brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com